Exhibit 21.1

Subsidiaries

Subsidiary	d/b/a	Jurisdiction

All Stor Asheville, LLC		Delaware
All Stor Carolina Beach, LLC		Delaware
All Stor Durham, LLC		Delaware
All Stor Indian Trail, LLC		Delaware
All Stor MH		Delaware
All Stor NC, LLC		Delaware
All Stor Prospect, LLC		Delaware
All Stor Swansboro, LLC		Delaware
All Stor Swansboro II, LLC		Delaware
Allen Storage Partners LLC	StoreMore Self Storage	Texas
American Mini Storage-San Antonio, LLC		Delaware
Banning Storage, LLC	StoreMore Self Storage	Nevada
Bend-Eugene Storage, LLC		Oregon
Bishop Road Mini Storage, LLC		Washington
Broadway Storage Solutions, L.L.C.		Arizona
Bullhead Freedom Storage, L.L.C.	StoreMore Self Storage; Freedom Storage	Arizona
Colton Hawaiian Gardens, LP		California
Colton Riverside L.P.		California
Colton VB, L.P.		California
Corona Universal Self Storage, a California Limited Partnership		California
Eagle Bow Wakefield, LLC	Eagle Storage	Delaware
Fisher's Landing Storage, LLC		Washington
Fletcher Heights Storage Solutions, L.L.C.		Arizona
Fontana Universal Self Storage, a California Limited Partnership		California
Forest Grove Mini Storage, LLC		Oregon
Forney Storage Partners LLC	StoreMore Self Storage	Texas
GAK, LLC	Cypress Mini Storage	California
Grand Prairie Storage Partners LLC	StoreMore Self Storage	Texas
Great American Storage Partners, LLC	Great America Storage	Delaware
Gresham Storage, LLC		Oregon
GSC Allsafe Riv-1, LP		California
GSC Leave It Riv-2, LP		California
GSC Montclair, LP		California
Hesperia Universal Self Storage, a California Limited Partnership		California
Hide Away SPE, LLC		Delaware
Hide Away Storage Holdings, LLC		Delaware
Highway 97 Mini Storage, LLC		Oregon
Highway 99 Mini Storage, LLC		Oregon
ICDC II, LLC		Oregon
iStorage JV, LLC		Delaware
iStorage JV DuPont Highway, LLC		Delaware
iStorage JV Hickman Road, LLC		Delaware
iStorage JV Rancho Cordova, LLC		Delaware
iStorage JV Ridge Road, LLC		Delaware

iStorage JV Sunrise Monier, LLC		Delaware
iStorage Mezz, LLC		Delaware
iStorage PO, LLC		Delaware
iStorage TRS JV, LLC		Delaware
Keepers Storage, LLC		Washington
Lewisville Storage LLC		Washington
Loma Linda Universal Self Storage, a California Limited Partnership		California
Mini I, Limited		California
Murphy Storage Partners LLC	StoreMore Self Storage	Texas
National Storage Affiliates Management Company, LLC		Delaware
NBI Properties, L.L.C.		Delaware
Northwest II Chief Manager, LLC		Delaware
NSA Acquisition Holdings, LLC		Delaware
NSA All Stor, LLC		Delaware
NSA All Stor Chief Manager, LLC		Delaware
NSA Americor Holdings, LLC		Delware
NSA BV DR,LLC		Delaware
NSA Colton DR GP, LLC	A-1 Self Storage; StorAmerica Arcadia; El Camino Self Storage; All American Self Storage	Delaware
NSA Colton DR, LLC	Plano Self Storage; Crown Valley Self Storage; Paramount Self Storage; StorAmerica Duarte	Delaware
NSA GSC DR GP, LLC	Irvine Self Storage	Delaware
NSA GSC DR, LLC	StorAmerica Palm Springs I; Carlsbad Airport Self Storage; StorAmerica Indio	Delaware
NSA iStorage Member, LLC		Delaware
NSA iStorage TRS Member, LLC		Delaware
NSA MGMT CO GP, LLC		Delaware
NSA Northwest CMBS II, LLC		Delaware
NSA Northwest Holdings II, LLC	Old Mill Self Storage; AllStar Storage; A-1 Westside Storage	Delaware
NSA Northwest Holdings, LLC		Delaware
NSA Northwest Holdings III, LLC		Delaware
NSA NW Holdings III Chief Manager, LLC		Delaware
NSA OP, LP		Delaware
NSA Property Holdings, LLC		Delaware
NSA SecurCare CMBS I, LLC		Delaware
NSA SecurCare Holdings, LLC		Delaware
NSA Security Storage, LLC	NSA Security, LLC	Delaware
NSA Storage Solutions, LLC		Delaware
NSA TRS, LLC		Delaware
NSA Tustin Gateway GP, LLC		Delaware
NSA Universal DR, LLC		Delaware
NSA-C Holdings, LLC	StorAmerica Hawaiian Gardens; StorAmerica Victorville-2; Statewide Storage; Country Club Self Storage	Delaware
NSA-Colton Holdings, LLC		Delaware
NSA-G Holdings, LLC	StorAmerica Montclair; Allsafe Freeway Storage; Leave It/Lock It Self Storage; StorAmerica Ontario; StorAmerica Palm Desert; StorAmerica Oceanside; StorAmerica Victorville	Delaware
NSA-GSC Colton Holdings, LLC		Delaware
NSA-GSC Holdings, LLC		Delaware

NSA-Northwest II, LLC		Delaware
NSA-Optivest Acquisition Holdings, LLC	StoreMore Self Storage; Fort Mohave Storage	Delaware
NSA-Optivest, LLC		Delaware
NSA-SecurCare Acquisition Holdings, LLC		Delaware
NSA-SecurCare, LLC		Delaware
Oklahoma Self Storage GP, LLC		Delaware
Oklahoma Self Storage LP	SecurCare Self Storage	Colorado
Optivest Storage Partners of Austin, LLC	StoreMore Self Storage	Texas
Rev Smart, L.P.		Florida
Safegard Mini Storage, LLC		Oregon
SAG Arcadia, LP		California
SAP-II YSI #1,LLC		Delaware
SecurCare American Portfolio, LLC		Delaware
SecurCare American Properties II, LLC		Delaware
SecurCare Colorado III, LLC	SecurCare Self Storage	Delaware
SecurCare Fayetteville I, LLC		Delaware
SecurCare Moreno Valley, LLC		Delaware
SecurCare Moveit McAllen, LLC	Move It Self Storage	Delaware
SecurCare Oklahoma I, LLC	SecurCare Self Storage	Delaware
SecurCare Oklahoma II, LLC	SecurCare Self Storage	Delaware
SecurCare Portfolio Holdings, LLC		Delaware
SecurCare Properties I, LLC	SecurCare Self Storage	Delaware
SecurCare Properties II R, LLC	SecurCare Self Storage	Delaware
SecurCare Properties II, LLC	SecurCare Self Storage	Delaware
SecurCare Value Properties R, LLC	SecurCare Self Storage	Delaware
Series Americor Insurance Company, a series of Endeavor Assurance Company, LLC		Delaware
Shreve Storage Equities, L.L.C.		Louisiana
Springfield Mini Storage, LLC		Oregon
Square Foot Springhill, LLC		Ohio
Storage Management and Leasing Co. LLC		Florida
Storage Management and Repair Co., LLC		Florida
StoreMore Self Storage-Pecos Road, LLC	StoreMore Self Storage	Delaware
Supreme Storage, LLC		Oregon
Terrell Storage Partners, LLC	StoreMore Self Storage	Texas
The Dalles Storage SPE, LLC	The Dalles Mini Storage, The Dalles Self Storage, The Dalles Storage	Oregon
Town Center Self Storage, LLC		Colorado
Troutdale Mini Storage, LLC		Oregon
Tustin Gateway LP		California
Universal Self Storage Hesperia LLC, a California limited liability company		California
Universal Self Storage Highland, a California Limited Partnership		California
Universal Self Storage San Bernardino LLC, a California limited liability company		California
Upland Universal Self Storage, a California Limited Partnership		California
Washington Murrieta II, LLC	StorAmerica Scottsdale	California
Washington Murrieta III, LLC	StorAmerica Phoenix 24th	Arizona
Washington Murrieta IV, LLC	StorAmerica Phoenix 52nd	California
WCAL, LLC	StoreMore Self Storage	Texas